SCHEDULE 14A

                 PROXY STATEMENT PURSUANT TO SECTION 14(a)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

                        (AMENDMENT NO. ____)

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                         STRONG MONEY MARKET FUND, INC.

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           CONFERENCE CALL WITH LEADERSHIP FROM STRONG AND WELLS FARGO
                     KEN WESSELS, STRONG'S CHAIRMAN AND CEO
            KARLA RABUSCH, PRESIDENT OF WELLS FARGO FUNDS MANAGEMENT

                                  June 13, 2004
                               UNEDITED TRANSCRIPT


OPERATOR: I'd like to welcome you to a conference call with executives from Strong and Wells Fargo, Ken Wessels and Karla Rabusch. Your moderator today will be Stephanie Truog, Director of Strong's Media Relations and Communications Department.

MODERATOR: I'd like to welcome all of our clients to today's teleconference. I'm Stephanie Truog and I'll be serving as today's moderator. During the next 10-15 minutes Ken Wessels and Karla Rabusch will discuss Wells Fargo's agreement to acquire Strong and what this means for you, our clients. Welcome, Ken and Karla.

KEN AND KARLA:  Thanks Stephanie

MODERATOR: Let's start with Ken. Ken Wessels is Strong's Chairman and CEO. Previously Mr. Wessels was president of the Dain Rauscher Wessels Capital Markets division of Dain Rauscher, Inc. He was also CEO and co-founder of Wessels, Arnold and Henderson, an Investment Banking firm which was later acquired by Dain Rauscher. Mr. Wessels previously held the position of executive vice-president and director of Piper Jaffray. He is a past chairman of the NASD board of Governors and he is also a director of P.F. Changs China Bistro and AngelFlight West.

Ken, could you spend some time talking about Strong's search for a strategic partner and what you see in Wells Fargo that makes them a good fit.

KEN WESSELS: Sure. First of all we started in December 2003 with a process that lasted about 5 months. During that 5 months, with our agent Goldman Sachs, we reviewed a number of proposals from potential suitors to be our partner. That process was in-depth and, at the end of that process, we came up with our partner - Wells Fargo.

That partner was a result of extensive due diligence on our part, as well as on the part of Wells Fargo. And it was concluded with our announcement a couple of weeks ago.

MODERATOR: Great, thank you. Could you spend a little time talking about what you see in Wells Fargo that makes them a good partner?

KEN WESSELS:  Yes, let me make several comments.

First of all, I think both organizations are client focused. It's incredibly important in this day and age that you have people who understand the needs and the desires of our clients as we build our products and services. Wells Fargo believes as Strong does that people really are the competitive advantage in any business. You need to have professionals who are not only competent in what they do, but, at least in my words, have a passion for what they do and are really competitive as they enter an arena.

Secondly, and, as important really, is trust and integrity. Without that it's very difficult to always have your clients needs in the forefront as we do the various services for our clients. Wells has always been strong and has a strong reputation of having trust and integrity throughout their organization.

Thirdly, and very important to me is that our key investment teams remain autonomous. Wells previously and including this acquisition has built an independent model and this allows us, frankly, to assimilate both teams into an organization with very little disruption.

A very important topic today, but has always been a strong standing cornerstone of Wells Fargo, is corporate governance. Everything they have done, everything they have built really does put the investor in the forefront. And I think as we move forward in the environment we are in today this is really of utmost importance to our shareholders.

Lastly, but not necessarily least, is the fact that Wells Fargo is an ideal partner from the respect that we are going to have now expanded products in the investment arena to offer our clients, along with a whole array of insurance, consumer finance, banking products and services that may be of interest to our clients as we move forward together.

We are quite excited to be partnering with Wells Fargo. We think together we will build a team that is really of long-term benefit to our clientele.

MODERATOR: Great. Thank you, Ken. Let's move on to Karla and get your perspective.

Karla Rabusch is the President of Wells Fargo Funds, which is the 28th largest mutual fund family, with over $75 billion in total assets. Before assuming her current role, she served as the Chief Financial Officer and the Chief Administrative Officer at the company. Ms. Rabusch has 23 years of experience in the financial services industry. Prior to joining Wells Fargo, she held a number of notable positions at American Express Financial Advisors, including the role of Director of Managed Assets Investment Accounting.

Karla, could you discuss the acquisition from your perspective and talk to our clients about the additional features and services that Wells Fargo brings?

KARLA RABUSCH: Thank you Stephanie. We are so excited about this acquisition. We feel it is a great strategic fit and, as Ken mentioned, both organizations are totally committed to maintaining investment teams in their current locations.

Wells Fargo has built its mutual fund organization from a series of mutual fund organizations and investment teams in various parts of the organization with portfolio managers, research analysts, and traders each focused on their specialty style. We feel that's in the best interest of our clients as we focus on those investment styles.

We also truly believe in the client service features that Strong has brought to their clients. We share the same values of client service being of the utmost importance. And, because of that, we also plan to maintain the call center here in Milwaukee, so the current Strong clients will be able to talk to the same individuals they've been talking to in the past and expect the same client service that they've received in the past. We're very excited about that.

From the client's perspective, in addition to the great Strong funds that the clients are currently used to being able to have, we also have broad mutual funds from the Wells Fargo organization - we have equity funds, fixed income funds, asset allocation, and a broad array of money market funds. It's amazing to me when we look at the strengths of the organizations, we have complimentary products and we will be able to provide a broad and deep product line for the joint clients.

Looking forward, Wells Fargo offers the ability of the entire bank. We are a 152-year-old bank, we're the only `Aaa'-rated bank in the country, and we have, as Ken mentioned, a strong reputation of great corporate governance.

MODERATOR: Thank you Karla. Could you talk a little bit about the next steps in this process?

KARLA RABUSCH: Certainly. We are currently working with the Strong Board of Directors on providing a recommendation in terms of fund mergers, and fund products, and product features. We expect to have those Board approvals done by the end of July, and then we'll go out and get shareholder votes from a proxy that we will be soliciting clients from later in the year. We anticipate that the close will happen near the end of the year.

In addition, we are working on the organizational structure, and we'll be working on that, trying to blend the best of both organizations, and we look forward to working jointly on that effort.

MODERATOR: Great, thanks. Well, Ken and Karla, thank you both for your time today, this was a most informative session.

If you have  any  questions  that  have not  been  answered,  please  call us at
1-800-368-3863   anytime,   24  hours  a  day,   7  days  a  week.   Or   e-mail
SERVICE@STRONG.COM.

I'd like to thank all of our clients for joining us this afternoon for our teleconference. And I'd also like to Ken Wessels and Karla Rabusch, thank you for your time and thank you for sharing your perspective with our clients.

KEN AND KARLA:  Thank you Stephanie.
MODERATOR:  And, before we go, we have some important information for you.

Please note that this is not intended to be a solicitation for proxy. A proxy statement will be issued in association with any solicitation and shareholders are urged to read it because it will contain important information. A proxy statement, when available, may be obtained free of charge by calling us, or by visiting the Securities and Exchange Commission's website at WWW.SEC.GOV.

Please consider a fund's investment objectives, risks, charges, and expenses before investing. For this and other information, call us or visit strong.com for a free prospectus. Please read it carefully before you invest or send money.

Strong Financial Corporation(R)is the parent company of Strong Capital Management, Inc. and Strong Investments, Inc. Strong Capital Management, Inc. is a registered investment advisor. Securities are offered through Strong Investments, Inc., an affiliated company.